Exhibit 99.1

NEWS RELEASE for December 1, 2003 at 8:00 AM EDT

Contact:	Allen & Caron Inc	World Fuel Services Corporation
	Jesse Deal (Investors)	Francis X Shea, CFO & EVP
	jesse@allencaron.com	fshea@wfscorp.com
	(212) 691-8087	(305) 428-8127
or
Len Hall (Media)
len@allencaron.com
(949) 474-4300

For America West Airlines:
Elise Eberwein
Vice President, Corporate Communications
(480) 693-5574

WORLD FUEL SERVICES CORPORATION SIGNS FUEL MANAGEMENT

CONTRACT WITH AMERICA WEST AIRLINES

MIAMI, FL (December 1, 2003) … World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and financing of marine and aviation fuel products and related services, announced today that their fuel management division has been awarded the system-wide fuel procurement/management contract for America West Airlines, Inc. The Tempe, AZ-headquartered airline purchases approximately 450 million gallons of fuel annually in over 62 domestic and international locations. Fuel expense accounts for approximately 18 percent of the airline’s total annual operating costs. The program is expected to be fully operational by the end of the airline’s first quarter 2004.

“America West is committed to providing the best in airline travel while building shareholder value, and we believe both of these objectives can be met through reliability and cost efficiency,” said America West Senior Vice President and Chief Financial Officer Derek Kerr. “To achieve those goals, it is critical that we select a business partner who not only understands our particular fuel requirements, but is committed to providing cost effective and reliable management of this critical area of our business.”

“As we continue to expand our global fuel management program we are very pleased to have the opportunity to serve America West as a customer,” said Paul H. Stebbins, Chairman and Chief Executive Officer of World Fuel Services Corporation. “America West has successfully transformed their business model and emerged as one of the country’s premier low-cost airlines. We share their commitment to customer service and are excited about the opportunity to use our specialized expertise in the area of fuel procurement to reduce costs, realize process efficiencies and add value.”

MORE-MORE-MORE

WORLD FUEL SERVICES SIGNS CONTRACT WITH AMERICA WEST AIRLINES

Page 2-2-2

About America West Airlines

Founded in 1983 and proudly celebrating its 20-year anniversary in 2003, America West Airlines is the nation’s second largest low-fare airline and the only carrier formed since deregulation to achieve major airline status. America West’s 12,000 employees serve nearly 55,000 customers a day in 93 destinations in the U.S., Canada, Mexico and Costa Rica. For more information, call (480) 693-5729 or visit: www.americawest.com

About World Fuel Services Corporation

Headquartered in Miami, FL, World Fuel Services Corporation is a global leader in the downstream marketing and financing of aviation and marine fuel products and related services. As the marketer of choice in the aviation and shipping industries, World Fuel Services Corporation provides fuel and services at more than 1,100 airports and seaports worldwide. With 30 offices strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine and aviation fuel. The Company’s global team of market makers provides deep domain expertise in all aspects of marine and aviation fuel management. For more information, call (305) 428-8127 or visit www.worldfuel.com.

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

# # # #